                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

                                                                                DEFINED TERMS
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
Execution Date: As of October 13, 2000                        City and State of Signing: Philadelphia, Pennsylvania
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Loan Amount: Twenty Five Million Two Hundred Thousand         Interest Rate:
Dollars ($25,200,000)                                         8.13% per annum
------------------------------------------------------------------------------------------------------------------------
Borrower: ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (formerly known as Mark Centers
Limited Partnership)
------------------------------------------------------------------------------------------------------------------------
Borrower's Address: 20 Soundview Marketplace, Port Washington, New York 11050
------------------------------------------------------------------------------------------------------------------------
Holder: METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK
CORPORATION
------------------------------------------------------------------------------------------------------------------------
Holder's Address: Metropolitan Life Insurance Company
200 Park Avenue 12th Floor
New York, New York 10166
Attention: Senior Vice-President,
And
Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010-3690
Attention: Vice President and Investment Counsel
Law Department, Real Estate Investments
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Maturity Date: November 1, 2010                               Advance Date: The date funds are disbursed to Borrower.
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Interest Only Period: The period from the Advance Date and    Principal and Interest Installment Date: The first day
ending on the last day of the month in which the Advance      of the second calendar month following the Advance Date.
Date occurs.
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Monthly Installment: Equal monthly installments of principal  Permitted Prepayment Period: During the 90 day period
and interest at the Interest Rate each in the amount of       prior to the Maturity Date, Borrower may prepay the Loan
$196,672.85                                                   without a Prepayment Fee on 30 days prior written notice.
                                                              In addition, commencing on the first day of the 61st month following the Advance Date, Borrower may prepay either
The Monthly Installment is based upon an amortization         the entire Loan, or 35.31746 percent of the Loan (being the
period of 25 years.                                           portion attributable to the East End Center as described
                                                              in Section 10.07(b) of the Mortgage), or 64.68253 percent
                                                              of the Loan (being the portion attributable to Crescent
                                                              Street as described in Section 10.07(b) of the Mortgage),
                                                              with a Prepayment Fee on 60 days prior written notice.
------------------------------------------------------------------------------------------------------------------------
Liable Party: Acadia Realty Trust, a publicly-traded Maryland real estate investment trust.
Address or Liable Party: 20 Soundview Marketplace, Port Washington, New York
11050
------------------------------------------------------------------------------------------------------------------------
Late Charge: An amount equal to four cents ($.04) for each dollar that is overdue.
Default Rate: An annual rate equal to the Interest Rate plus four percent (4%).
------------------------------------------------------------------------------------------------------------------------
Note: This Amended and Restated Promissory Note.
Mortgage: Amended and Restated Mortgage, Security Agreement, and Fixture Filing
dated as of the Execution Date granted by Borrower to Holder, securing this Loan and the Other Loan.
Loan Documents: This Note, the Mortgage, any other documents related to this
Note and/or the Mortgage and/or the Other Loan, that certain Capital Expense
Escrow Agreement between Borrower and Holder dated as of the Execution Date, and all renewals, amendments, modifications, restatements and extensions of these documents.
Other Loan: That certain loan in the amount of $10,800,000 from Holder to
Borrower evidenced by an Amended and Restated Promissory Note of even date, and all other documents related thereto.
Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party.
Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution
Date and executed by Borrower and Liable Party in favor of Holder. The Indemnity
Agreement and Guaranty are not Loan Documents and shall survive repayment of the
Loan or other termination of the Loan Documents.
------------------------------------------------------------------------------------------------------------------------

         FOR VALUE RECEIVED, Borrower promises to pay to the order of Holder, at Holder's Address or such other place as Holder may from time to time designate, the Loan Amount with interest payable in the manner described below, in money of the United States of America that at the time of payment shall be legal tender for payment of all obligations.

         This Note is amending and restating and consolidating into this one
Note in their entirety two notes (the "Original Two Notes") given to Holder by Marvin Slomowitz as follows: (a) Mortgage Note dated November 14, 1988, in the original principal amount of $14,200,000, and secured by a mortgage on property located at the intersection of Route 115 and Route 309 and Mundy Street, Wilkes Barre Township, Luzerne County, Pennsylvania (the "East End Center Property");
(b) Mortgage Note dated November 14, 1988, in the original principal amount of $12,000,000 and secured by a mortgage on property on Crescent Street, Brockton, Massachusetts (the "Crescent Property"); both Original Two Notes were in 1993 assumed by Mark Centers Limited Partnership, a Delaware limited partnership, and both Original Two Notes were amended (as so amended, the "Two Notes") by Note and Mortgage Modification Agreements dated May 28, 1993, and respectively recorded in the office for the Recorder of Deeds of Luzerne County, Pennsylvania in Mortgage Book 1859 at Page 334, and in the Plymouth County Registry of Deeds, Massachusetts, in Book 11958 at Page 98. The East End Center Property and the Crescent Property both are owned by Borrower, and Borrower and Holder have agreed to amend and restate and consolidate in their entirety (and Lender shall be deemed to do so by acceptance hereof) by this Note the Two Notes and loans (as well as three other notes into one note, as reflected by the Other Loan), all of which will be secured by the Mortgage instead of by separate mortgages on each property. This Note shall not be construed as a novation of the Two Notes, except that the aggregate principal balance of the Two Notes has been reduced from $26,200,000 to $25,200,000.

         Capitalized terms that are not defined in this Note shall have the meanings set forth in the Mortgage.

                  1 . Payment of Principal and Interest. Principal and interest under this Note shall be payable as follows:

                      (a) Interest on the funded portion of the Loan Amount shall accrue from the Advance Date at the Interest Rate and shall be paid on the first day of the first calendar month following the Advance Date;

                      (b) Commencing on the Principal and Interest Installment Date and on the first day of each calendar month thereafter, to and including the first day of the calendar month immediately preceding the Maturity Date, Borrower shall pay the Monthly Installment; and

                      (c) On the Maturity Date, a final payment in the aggregate amount of the unpaid principal sum evidenced by this Note, all accrued and unpaid interest, and all other sums evidenced by this Note or secured by the Mortgage and/or any other Loan Documents as well as any future advances under the Mortgage that may be made to or on behalf of Borrower by Holder following the Advance Date (collectively, the "Secured Indebtedness"), shall become immediately payable in full.

         Borrower acknowledges and agrees that a substantial portion of the original Loan Amount shall be outstanding and due on the Maturity Date.

         Interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year, except that (i) if the Advance Date occurs on a date other than the first day of a calendar month, interest payable for the period commencing on the Advance Date and ending on the last day of the month in which the Advance Date occurs shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable, and
(ii) if the Maturity Date occurs on a date other than the last day of the month, interest payable for the period commencing on the first day of the month in which the Maturity Date occurs and ending on the Maturity Date shall be calculated on the basis of the actual number of days elapsed over a 365 day or 366 day year, as applicable.

                  2. Application of Payments. At the election of Holder, and to the extent permitted by law, 0 payments shall be applied in the order selected by Holder to any expenses, prepayment fees, late charges, escrow deposits and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or at the Default Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid Loan Amount.

                  3. Security. The covenants of the Mortgage are incorporated by reference into this Note. This Note shall evidence, and the Mortgage shall secure, the Secured Indebtedness.

                  4. Late Charge. If any payment of interest, any payment of a Monthly Installment or any payment of a required escrow deposit is not paid within 7 days of the due date, Holder shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Holder may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

                  5. Acceleration Upon Default . At the option of Holder, if Borrower fails to pay any sum specified in this Note within 7 days of the due date, or if an Event of Default occurs, the Secured Indebtedness, and all other sums evidenced and/or secured by the Loan Documents, including without limitation any applicable prepayment fees (collectively, the "Accelerated Loan Amount"), shall become immediately due and payable.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR AT ANY TIME FOR BORROWER IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE AT THE SUIT OF HOLDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE ACCELERATED LOAN AMOUNT, TOGETHER WITH COSTS OF SUIT AND ATTORNEYS' COMMISSION OF ONE (1 %) PERCENT OF THE ACCELERATED LOAN AMOUNT FOR COLLECTION; AND IN SO DOING, THIS NOTE OR A COPY THEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

                  6. Interest Upon Default. The Accelerated Loan Amount shall bear interest at the Default Rate which shall never exceed the maximum rate of interest permitted to be contracted for under the laws of the Commonwealth of Pennsylvania. The Default Rate shall commence upon the occurrence of an Event of Default and shall continue until payment is received in full, including the period from judgment until actual payment.

                  7. Limitation on Interest. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge or contract for, as interest, an amount which is unlawful, at Holder's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged or received under the Loan Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

                  8. Prepayment. Borrower shall not have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note except as expressly set forth in the Defined Terms or the Mortgage. If Borrower provides notice of its intention to prepay, the Accelerated Loan Amount shall become due and payable on the date specified in the prepayment notice.

                  9. Prepayment Fee. (a) Any tender of payment by Borrower or any other person or entity of the Secured Indebtedness, other than as expressly provided in the Loan Documents, shall constitute a prohibited prepayment. If a prepayment of all or any part of the Secured Indebtedness is made following (i) an Event of Default and an acceleration of the Maturity Date, or (ii) in connection with a purchase of the Property or a repayment of the Secured Indebtedness at any time before, during or after, a judicial or non-judicial foreclosure or sale of the Property, then to compensate Holder for the loss of the investment, Borrower shall pay an amount equal to the Prepayment Fee (as hereinafter defined).

                     (b) The "Prepayment Fee" shall be the greater of (A) the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate compounded semi annually, and (y) is the amount of the principal then outstanding, or (B) one percent (1 %) of the amount of the principal being prepaid.

                     (c) The "Treasury Rate" shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of this Note, as quoted in the Federal Reserve Statistical Release 1H. 15 (519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Holder shall select a comparable rate. Holder will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.

                     (d) In the event of a permitted prepayment during the Permitted Prepayment Period which is less than the entire principal balance of the Note, for the purposes of determining the Prepayment Fee, the outstanding principal shall be equal to the applicable percentage of principal being prepaid.

                  10. Waiver of Right to Prepay Note Without Prepayment Fe . Borrower acknowledges that Holder has relied upon the anticipated investment return under this Note in entering into transactions with, and in making commitments to, third parties and that the tender of any prohibited prepayment, shall, to the extent permitted by law, include the Prepayment Fee. Borrower agrees that the Prepayment Fee represents the reasonable estimate of Holder and Borrower of a fair average compensation for the loss that may be sustained by Holder as a result of a prohibited prepayment of this Note and it shall bi paid without prejudice to the right of Holder to collect any other amounts provided to be paid under the Loan Documents.

BORROWER EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE PENNSYLVANIA LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THE MORTGAGE, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE PREPAYMENT FEE SPECIFIED IN SECTION 9. BY EXECUTING THIS NOTE, BORROWER AGREES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

                  11. Liabili1y of Borrower. Upon the occurrence of an Event of Default, except as provided in this Section 11, Holder will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower. However, nothing contained in this section shall limit the rights of Holder to proceed against Borrower and the general partners of Borrower and/or the Liable Party, if any,
(i) to enforce any Leases entered into by Borrower or its affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Borrower or which, under the terms of the Loan Documents, should have been paid to Holder; (iv) to recover any tenant security deposits, tenant letter of credit or other deposits or fees paid to Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Holder; (v) to recover Rents and Profits received by Borrower after the first day of the month in which an Event of Default occurs and prior to the date Holder acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with
Article VI of the Mortgage pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts expended and reasonable expenses of Holder in connection with the exercise of the rights and remedies under the Loan Documents and/or the foreclosure of the Mortgage; (viii) to recover damages arising from Borrower's failure to comply with Section 8.01 of the Mortgage pertaining to ERISA; and/or (ix) to the extent Holder does not require deposits on account of Impositions and/or Premiums, to the extent that any obligations for which the Impositions and/or Premiums deposit was not paid by Borrower.

                  The limitation of liability set forth in this Section 11 shall not apply and the Loan shall be fully recourse in the event (a) of a violation of either Section 10.01 or Section 10.02 or Section 10.05 or Section 10.06 of the Mortgage, or (b) that prior to the repayment of the Secured Indebtedness,
(i) Borrower commences a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding is commenced against Borrower and is not dismissed within 90 days of filing, or (iii) Borrower or any general partner of Borrower, or any person or entity related to or affiliated with Borrower or any general partner in Borrower, takes any action that challenges, interferes with, or delays the exercise of Lender's rights or remedies available under the Loan Documents, at law or in equity. In addition, this agreement shall not waive any rights which Holder would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

                  12. Waiver by Borrower. Borrower and others who may become liable for the payment of all or any part of this Note, and each of them, waive diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, notice of intent to accelerate and notice of acceleration and specifically consent to and waive notice of any amendments, modifications, renewals or extensions of this Note, including the granting of extension of time for payment, whether made to or in favor of Borrower or any other person or persons.

                  13. Exercise of Rights. No single or partial exercise by Holder, or delay or omission in the exercise by Holder, of any right or remedy under the Loan Documents shall waive or limit the exercise of any such right or remedy. Holder shall at all times have the right to proceed against any portion of or interest in the Property in the manner that Holder may deem appropriate, without waiving any other rights or remedies. The release of any party under this Note shall not operate to release any other party which is liable under this Note and/or under the other Loan Documents or under the Indemnity Agreement.

                  14. Fees and Expense. If Borrower defaults under this Note, Borrower shall be personally liable for and shall pay to Holder, in addition to the sums stated above, the costs and expenses of enforcement and collection, including a reasonable sum as an attorney's fee. This obligation is not limited by Section 11.

                  15. No Amendment. This Note may not be modified or amended except in a writing executed by Borrower and Holder. No waivers shall be effective unless they are set forth in writing signed by the party which is waiving a right. This Note and the other Loan Documents are the final expression of the lending relationship between Borrower.

                  16. Governing Law. This Note is to be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  17. Construction. The words "Borrower" and "Holder" shall be deemed to include their respective heirs, representatives, successors and assigns, and shall denote the singular and/or plural, and the masculine and/or feminine, and natural and/or artificial persons, as appropriate. The provisions of this Note shall remain in full force and effect notwithstanding any changes in the shareholders, partners or members of Borrower. If more than one party is Borrower, the obligations of each party shall be joint and several. The captions in this Note are inserted only for convenience of reference and do not expand, limit or define the scope or intent of any section of this Note.

                  18. Notices. All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Mortgage.

                  19. Time of the Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

                  20. Severability. If any provision of this Note should be held unenforceable or void, then that provision shall be deemed separable from the remaining provisions and shall not affect the validity of this Note, except that if that provision relates to the payment of any monetary sum, then Holder may, at its option, declare the Secured Indebtedness (together with the Prepayment
Fee) immediately due and payable.

                  IN WITNESS WHEREOF, Borrower has executed this Note as of the Execution Date.


                  ACADIA REALTY LIMITED PARTNERSHIP, a
                  Delaware limited partnership

                           By ACADIA REALTY TRUST, a
                           Maryland real estate investment trust,
                           its general partner
                                    By:
                                         Robert Masters, Senior Vice President